                                                                    EXHIBIT 5.1

                         SMITH, GAMBRELL & RUSSELL, LLP
                                ATTORNEYS AT LAW
                            SUITE 3100, PROMENADE II
                          1230 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA 30309-3592
                                     ------
                                   TELEPHONE
                                 (404) 815-3500
                                   FACSIMILE
                                 (404) 815-3509
                                    WEBSITE
                                 WWW.SGRLAW.COM


ROBERT T. MOLINET                                  Direct Fax (404) 685-6943
Direct Dial (404) 815-3643                       E-Mail: rmolinet@sgratl.com

                               September 22, 1999
Board of Directors
VSI Enterprises, Inc.
5801 Goshen Springs Road
Norcross, Georgia  30071

         RE:      VSI Enterprises, Inc.
                  Registration Statement on Form S-3
                  4,221,355 Shares of Common Stock

Gentlemen:

         We have acted as counsel for VSI Enterprises, Inc. (the "Company") in connection with the proposed public offering by certain of its shareholders of shares of the Company's $.001 par value common stock (the "Common Stock") covered by the above-described Registration Statement.

         In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

         (2) The Restated By-Laws of the Company, as amended, certified as correct and complete by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

         (4) The Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the sale of up to 4,221,355 shares of Common Stock (the "Registration Statement").

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the 4,221,355 shares of Common Stock covered by said Registration Statement to be sold by the selling shareholders referenced therein have been legally authorized by the Company and, when sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               Very truly yours,

                                               SMITH, GAMBRELL & RUSSELL, LLP


                                               /s/ Robert T. Molinet
                                               ------------------------------
                                               Robert T. Molinet

RTM:cdg